Exhibit 99.1

Cognex Reports Record Results for the Third Quarter of 2017

Machine Vision Company Reports Record Quarterly Revenue, Net Income and Earnings per Share from Continuing Operations

NATICK, Mass.--(BUSINESS WIRE)--October 30, 2017--Cognex Corporation (NASDAQ: CGNX) today announced its financial results for the third quarter of 2017 (ended October 1, 2017). Table 1 below shows selected financial data for Q3-17 compared to Q3-16, Q2-17 and the first nine months of 2017 compared to the first nine months of 2016. A reconciliation of certain financial measures from GAAP to non-GAAP is shown in Exhibit 2 of this news release.

Table 1*
(Dollars in thousands, except per share amounts)

	Revenue	Net Income from Continuing Operations	Net Income from Continuing Operations per Diluted Share
Quarterly Comparisons
Current quarter: Q3-17	$259,739	$102,348	$1.14
Prior year’s quarter: Q3-16	$147,952	$53,675	$0.61
Change from Q3-16 to Q3-17	76%	91%	87%
Prior quarter: Q2-17	$172,904	$56,072	$0.63
Change from Q2-17 to Q3-17	50%	83%	81%
Year-to-Date Comparisons
Nine months ended Oct. 1, 2017	$567,585	$204,075	$2.28
Nine months ended Oct. 2, 2016	$391,431	$111,574	$1.29
Change from first nine months of 2016 to first nine months of 2017	45%	83%	77%

*Table 1 excludes the results of discontinued operations, which relate to the company’s Surface Inspection Systems Division (SISD) that was sold on July 6, 2015.

“What a spectacular quarter!” exclaimed Dr. Robert J. Shillman, Founder and Chairman of Cognex. “Cognex reported record-breaking revenue, net income and earnings per share that far exceeded the prior records set just last quarter. And we were extremely profitable, with operating margin expanding to a record 42% driven by significant high-margin revenue growth. I am proud of Cognoids everywhere for delivering such impressive results."

“Cognex's remarkable performance is due to perseverance,” said Robert J. Willett, Chief Executive Officer of Cognex. "Our ability to capitalize on the widespread adoption of machine vision is the result of many years of hard work by Cognoids around the world. It's gratifying to see our efforts deliver such exceptional results."

Mr. Willett continued, "Our view of the future continues to be positive as more automation processes that include machine vision are needed to perform an increasing array of complex manufacturing tasks. We are investing to take advantage of the substantial potential that we see for our company going forward."

Details of the Quarter

Statement of Operations Highlights - Third Quarter of 2017

  Revenue for Q3-17 grew 76% from Q3-16 and 50% from Q2-17. Revenue from the consumer electronics industry was a substantial contributor to growth both year-on-year and sequentially. Outside of electronics, revenue growth was strong in all geographic regions and in many industries, including automotive and logistics, when compared to Q3-16. Revenue outside of electronics declined slightly on a sequential basis because of the seasonal softness that Cognex typically experiences during the summer months.
  Gross margin was 76% for Q3-17 compared to 78% for both Q3-16 and Q2-17. Higher revenue from a material customer in Q3-17 was somewhat dilutive to the overall margin.
  Research, Development & Engineering (RD&E) expenses increased 40% from Q3-16 and 12% from Q2-17 as Cognex continued to invest in both current and new products. RD&E increased year-on-year due to additional engineering resources (including employees added from recent acquisitions), stock option expense and higher expenses for materials and supplies. RD&E increased on a sequential basis due to the bonus accrual as well as increased spending on materials and supplies.
  Selling, General & Administrative (SG&A) expenses increased 45% from Q3-16 and 16% from Q2-17. SG&A increased both year-on-year and sequentially largely due to higher personnel-related costs. Investments were primarily in the sales organization, but also included additions to G&A to support future growth. Commissions, demonstration equipment, bonuses and travel costs increased as a result of higher headcount and growth in the business. Expenses related to the company's new ERP system and stock option expenses also contributed to the increase year-on-year.
  Investment and other income was $2,030,000 in Q3-17, $2,421,000 in Q3-16 and $1,969,000 in Q2-17. Investment income increased both year-on-year and sequentially as a result of higher yields and a higher average invested balance. Offsetting that increase in Q3-17 and Q2-17 is an expense associated with changes to the fair value of contingent consideration related to recent acquisitions. In Q3-16, the change in fair value generated income.
  The effective tax rate was 9% in both Q3-17 and Q2-17, and 5% in Q3-16. The rate was 18% in all periods presented, excluding discrete tax benefits related to the exercise of employee stock options and other items (tax adjustments are summarized in Exhibit 2).

Balance Sheet Highlights - October 1, 2017

  Cognex’s financial position as of October 1, 2017 was very strong, with $771 million in cash and investments and no debt. Cash and investments increased by $26 million from the end of 2016, mainly as the result of $140 million in cash generated from operations and $45 million in cash received from the exercise of employee stock options. Cash outflows included $99 million to repurchase 1.1 million shares of Cognex’s common stock, $26 million for recent acquisitions, $21 million in dividends paid to shareholders and $20 million for capital expenditures. Cognex intends to continue to repurchase shares of its common stock in Q4-17, subject to market conditions and other relevant factors.
  Accounts receivable as of October 1, 2017 increased by $67 million, or 120%, from the end of 2016 due to the substantial revenue growth in Q3-17.
  Unbilled revenue of $52 million as of October 1, 2017 represents revenue that Cognex expects to invoice largely in Q4-17.
  Inventories increased by $21 million, or 78%, from the end of 2016 to support new product introductions and Cognex's substantially higher level of business.

Financial Outlook - Fourth Quarter of 2017

  Revenue for Q4-17 is expected to be between $170 million and $180 million. While this range represents a decline from Q3-17 due to the timing of large orders from the consumer electronics industry, it nevertheless represents expected growth exceeding 30% year-on-year.
  Gross margin is expected to be in the mid-to-high 70% range.
  Operating expenses are expected to decline by low single digits on a sequential basis.
  The effective tax rate is expected to be 18% before discrete tax items.

Non-GAAP Financial Measures

  Exhibit 2 of this news release includes a reconciliation of certain financial measures from GAAP to non-GAAP. Cognex believes these non-GAAP financial measures are helpful because they allow investors to more accurately compare Cognex results over multiple periods using the same methodology that management employs in its budgeting process and in its review of Cognex’s operating results. In particular, non-GAAP presentations exclude the following: (1) stock option expense for the purpose of calculating non-GAAP adjusted operating income, net income and earnings per share (because these expenses have no current effect on cash or the future uses of cash, and they fluctuate as a result of changes in Cognex’s stock price), and (2) certain one-time discrete events, such as tax adjustments. Cognex does not intend for non-GAAP financial measures to be considered in isolation, or as a substitute for financial information provided in accordance with GAAP.
  The tax effect of items identified in the reconciliation is estimated by applying the effective tax rate to the pre-tax amount. However, if a specific tax rate or tax treatment is required because of the nature of the item and/or the tax jurisdiction where the item was recorded, the tax effect is estimated by applying the relevant specific tax rate or tax treatment, rather than the effective tax rate.

Analyst Conference Call and Simultaneous Webcast

  Cognex will host a conference call today at 5:00 p.m. Eastern Time (ET). The telephone number is (877) 704-4573 (or (201) 389-0911 if outside the United States). A replay will begin at 8:00 p.m. ET today and will be available until 11:59 p.m. ET on Thursday, November 2, 2017. The telephone number for the replay is (877) 660-6853 (or (201) 612-7415 if outside the United States) and the access code is 13671256.
  Internet users can listen to a real-time audio broadcast of the conference call or an archived recording on the Cognex Investor Relations website at www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation designs, develops, manufactures and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 1.5 million vision-based products, representing over $5 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe and Asia. For details visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market trends, future financial performance, customer order rates, the timing for recognition of revenue, expected areas of growth, research and development activities, further stock repurchases, investments, and strategic plans, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) the loss of a large customer; (2) current and future conditions in the global economy; (3) the reliance on revenue from the consumer electronics or automotive industries; (4) the inability to penetrate new markets; (5) the inability to achieve significant international revenue; (6) fluctuations in foreign currency exchange rates and the use of derivative instruments; (7) information security breaches or business system disruptions; (8) the inability to attract and retain skilled employees; (9) the reliance upon key suppliers to manufacture and deliver critical components for our products; (10) the failure to effectively manage product transitions or accurately forecast customer demand; (11) the inability to design and manufacture high-quality products; (12) the technological obsolescence of current products and the inability to develop new products; (13) the failure to properly manage the distribution of products and services; (14) the inability to protect our proprietary technology and intellectual property; (15) our involvement in time-consuming and costly litigation; (16) the impact of competitive pressures; (17) the challenges in integrating and achieving expected results from acquired businesses; (18) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (19) exposure to additional tax liabilities; and (20) the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2016. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Exhibit 1
COGNEX CORPORATION Statements of Operations (Unaudited) Dollars in thousands, except per share amounts

	Three-months Ended			Nine-months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016

Revenue	$259,739	$172,904	$147,952	$567,585	$391,431
Cost of revenue (1)	62,360	37,471	32,749	128,056	88,930
Gross margin	197,379	135,433	115,203	439,529	302,501
Percentage of revenue	76%	78%	78%	77%	77%
Research, development, and engineering expenses (1)	26,078	23,377	18,603	72,225	58,829
Percentage of revenue	10%	14%	13%	13%	15%
Selling, general, and administrative expenses (1)	61,054	52,518	42,072	160,093	123,125
Percentage of revenue	24%	30%	28%	28%	31%
Operating income	110,247	59,538	54,528	207,211	120,547
Percentage of revenue	42%	34%	37%	37%	31%
Foreign currency gain (loss)	(127)	(184)	(607)	(574)	(377)
Investment and other income	2,030	1,969	2,421	6,281	5,434
Income before income tax expense	112,150	61,323	56,342	212,918	125,604
Income tax expense (benefit)	9,802	5,251	2,667	8,843	14,030
Net income from continuing operations	$102,348	$56,072	$53,675	$204,075	$111,574
Percentage of revenue	39%	32%	36%	36%	29%
Net loss from discontinued operations	—	—	—	—	(255)
Net income	$102,348	$56,072	$53,675	$204,075	$111,319
Percentage of revenue	39%	32%	36%	36%	28%

Basic earnings per weighted-average common and common-equivalent share:
Net income from continuing operations	$1.18	$0.65	$0.63	$2.36	$1.31
Net loss from discontinued operations	—	—	—	—	—
Net income	$1.18	$0.65	$0.63	$2.36	$1.31

Diluted earnings per weighted-average common and common-equivalent share:
Net income from continuing operations	$1.14	$0.63	$0.61	$2.28	$1.29
Net loss from discontinued operations	—	—	—	—	(0.01)
Net income	$1.14	$0.63	$0.61	$2.28	$1.28

Weighted-average common and common-equivalent shares outstanding:
Basic	86,617	86,639	85,460	86,526	85,167
Diluted	89,677	89,614	87,346	89,562	86,805

Cash dividends per common share	$0.085	$0.085	$0.075	$0.245	$0.22
Cash and investments per common share	$8.91	$8.84	$8.23	$8.91	$8.23
Book value per common share	$13.09	$12.15	$11.02	$13.09	$11.02

(1) Amounts include stock option expense, as follows:
Cost of revenue	$520	$454	$273	$1,404	$795
Research, development, and engineering	2,765	2,715	1,366	8,090	4,942
Selling, general, and administrative	4,741	4,677	2,983	13,861	10,146
Total stock option expense	$8,026	$7,846	$4,622	$23,355	$15,883

Exhibit 2
COGNEX CORPORATION Reconciliation of Selected Items from GAAP to Non-GAAP (Unaudited) Dollars in thousands

	Three-months Ended			Nine-months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Adjustment for stock option expense and tax benefit for stock option exercises
Operating income (GAAP)	$110,247	$59,538	$54,528	$207,211	$120,547
Stock option expense	8,026	7,846	4,622	23,355	15,883
Operating income (Non-GAAP)	$118,273	$67,384	$59,150	$230,566	$136,430
Percentage of revenue (Non-GAAP)	46%	39%	40%	41%	35%

Net income from continuing operations (GAAP)	$102,348	$56,072	$53,675	$204,075	$111,574
Stock option expense	8,026	7,846	4,622	23,355	15,883
Tax effect on stock option expense	(2,639)	(2,583)	(1,520)	(7,661)	(5,207)
Discrete tax benefit related to employee stock option exercises	(8,620)	(5,787)	(6,038)	(27,574)	(7,246)
Net income from continuing operations (Non-GAAP)	$99,115	$55,548	$50,739	$192,195	$115,004
Percentage of revenue (Non-GAAP)	38%	32%	34%	34%	29%

Net income from continuing operations per diluted weighted-average common and common-equivalent share (GAAP)	$1.14	$0.63	$0.61	$2.28	$1.29
Share impact of non-GAAP adjustments identified above	(0.03)	(0.01)	(0.03)	(0.13)	0.03
Net income from continuing operations per diluted weighted-average common and common-equivalent share (Non-GAAP)	$1.11	$0.62	$0.58	$2.15	$1.32

Diluted weighted-average common and common-equivalent shares outstanding (GAAP)	89,677	89,614	87,346	89,562	86,805

Exclusion of tax adjustments
Income before income tax expense (GAAP)	$112,150	$61,323	$56,342	$212,918	$125,604

Income tax expense (benefit) (GAAP)	$9,802	$5,251	$2,667	$8,843	$14,030
Effective tax rate (GAAP)	9%	9%	5%	4%	11%

Tax adjustments:
Discrete tax benefit related to employee stock option exercises	(8,620)	(5,787)	(6,038)	(27,574)	(7,246)
Other discrete tax events	(1,765)	—	(1,436)	(1,908)	(1,332)
Income tax expense excluding tax adjustments (Non-GAAP)	$20,187	$11,038	$10,141	$38,325	$22,608
Effective tax rate (Non-GAAP)	18%	18%	18%	18%	18%

Net income from continuing operations excluding tax adjustments (Non-GAAP)	$91,963	$50,285	$46,201	$174,593	$102,996
Percentage of revenue (Non-GAAP)	35%	29%	31%	31%	26%

Net income from continuing operations per diluted weighted-average common and common-equivalent share (GAAP)	$1.14	$0.63	$0.61	$2.28	$1.29
Share impact of non-GAAP adjustments identified above	(0.11)	(0.07)	(0.08)	(0.33)	(0.10)
Net income from continuing operations per diluted weighted-average common and common-equivalent share (Non-GAAP)	$1.03	$0.56	$0.53	$1.95	$1.19

Diluted weighted-average common and common-equivalent shares outstanding (GAAP)	89,677	89,614	87,346	89,562	86,805

Exhibit 3
COGNEX CORPORATION Balance Sheets (Unaudited) Dollars in thousands

	October 1, 2017	December 31, 2016
Assets
Cash and investments	$771,111	$745,170
Accounts receivable	121,976	55,438
Unbilled revenue	51,612	2,217
Inventories	48,061	26,984
Property, plant, and equipment	65,957	53,992
Goodwill and intangible assets	127,635	103,592
Other assets	72,165	51,211

Total assets	$1,258,517	$1,038,604

Liabilities and Shareholders' Equity
Accounts payable and accrued liabilities	$83,401	$52,369
Deferred revenue and customer deposits	16,072	8,211
Income taxes	15,616	10,554
Other liabilities	9,905	4,871
Shareholders' equity	1,133,523	962,599

Total liabilities and shareholders' equity	$1,258,517	$1,038,604

Exhibit 4
COGNEX CORPORATION Additional Information Schedule (Unaudited) Dollars in thousands

	Three-months Ended			Nine-months Ended
	October 1, 2017	July 2, 2017	October 2, 2016	October 1, 2017	October 2, 2016

Revenue	$259,739	$172,904	$147,952	$567,585	$391,431

Revenue by geography:
Europe	56%	36%	50%	44%	46%
Americas	20%	33%	25%	26%	29%
Greater China	13%	14%	13%	14%	13%
Other Asia	11%	17%	12%	16%	12%
Total	100%	100%	100%	100%	100%

Revenue by market:
Factory automation	97%	96%	96%	96%	95%
Semiconductor and electronics capital equipment	3%	4%	4%	4%	5%
Total	100%	100%	100%	100%	100%

CONTACT:
Cognex Corporation
Susan Conway, 508-650-3353
Senior Director of Investor Relations
susan.conway@cognex.com